UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[   ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ]Definitive Proxy Statement
[X]Definitive Additional Materials
[   ]Soliciting Material Pursuant to §240.14a-12

Madison/Claymore Covered Call & Equity Strategy Fund

(Name of Registrant As Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[ X] No Fee Required
[    ]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
[    ]Fee paid previously with preliminary materials.
[    ]     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

IMPORTANT NOTICE REGARDING YOUR INVESTMENT

MADISON/CLAYMORE COVERED CALL & EQUITY STRATEGY FUND
2455 Corporate West Drive, Lisle, Illinois 60532

 November 8, 2012
Dear Shareholder:

The Board of Trustees for Madison/Claymore Covered Call & Equity Strategy Fund has sent you proxy materials asking for your vote on an important proposal affecting your Fund.  The Special Meeting is scheduled to be held on December 21, 2012.

THE FUND’S RECORDS INDICATE THAT YOU HAVE NOT YET VOTED.  PLEASE TAKE A MOMENT NOW TO CAST YOUR VOTE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE SPECIAL MEETING.

Detailed information about the Special Meeting and the proposal can be found in the proxy statement.  Another copy of the proxy card has been included for your review and convenience.  Should you have any questions regarding the proposals, please call 1-800-399-1581.  Representatives are available to assist you Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern time.

Thank you in advance for your attention to this important matter.  Please cast your vote today.

Sincerely,

Mark A. Mathiasen, Secretary

Please take a moment now to cast your vote using one of the options listed below:

INTERNET
Log on to website provided on enclosed voting form. Make sure to have voting form available when you plan to vote your shares.  You will need the control number found on your voting form at the time you execute your vote.

TOUCHTONE PHONE	Dial the toll-free number provided on the enclosed voting form and follow the automated instructions. Please have this voting form at the time of the call.
MAIL	Sign, date, and complete the reverse side of this proxy card and return it in the postage paid envelope provided.